Colfax Names Shyam Kambeyanda as President, ESAB
ANNAPOLIS JUNCTION, MD - April 18, 2016 - Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas and fluid-handling and fabrication technology products and services, today announced that Shyam Kambeyanda, formerly President, Americas, Hydraulics Group at Eaton Corporation, has been named President, ESAB and Senior Vice President, Colfax, effective May 16, 2016. ESAB, a Colfax subsidiary company, is a world leading manufacturer of welding consumables, welding and cutting equipment, and associated automation. Mr. Kambeyanda will be reporting to Matthew Trerotola, Colfax President and CEO, who has been serving as Interim President of ESAB.
“I am very pleased to welcome Shyam to Colfax as the next leader of ESAB. I am confident that we have found a leader with the skills, drive and global experience to take ESAB to the next level,” said Mr. Trerotola. “His track record of delivering growth and performance improvement, combined with his ability to forge mutually-beneficial relationships with customers and channel partners, will enable us to continue to accelerate progress.”
“Shyam has tremendous global experience, both operational and commercial. As a General Manager, he has led the organic and inorganic growth of several Eaton businesses around the world. He is an extremely talented leader of people and, as a process-oriented professional, we know he will continue our efforts to drive the Colfax Business System throughout ESAB. I am confident Shyam will help us build upon the foundation of improved operational efficiency and financial progress in 2016 and position the company to unleash our potential in 2017 and beyond,” Mr. Trerotola continued.
Mr. Kambeyanda said, “I am thrilled to join the talented teams at ESAB and Colfax, and to work alongside colleagues whose industry reputation precedes them. ESAB is very well positioned to deliver significant additional growth and I look forward to the opportunity to lead ESAB as the company enters the next phase of its history. I am particularly attracted by the opportunity to better serve ESAB’s customers by providing productivity solutions in key segments and to expanding and improving ESAB’s global operations.”
Shyam Kambeyanda - Biography
Shyam Kambeyanda most recently served as the President Americas for the $2.5B Eaton Corporation's Hydraulics Group. Prior to taking on this assignment is 2013, Mr. Kambeyanda served as Regional President of the Asia Pacific Region for the Hydraulics Group from 2010 to 2013. Prior to these assignments, Mr. Kambeyanda spent several years serving as the Managing Director of India Operations at Eaton Corporation, where he oversaw all the company's operations in the region and was responsible for developing growth strategies to build Eaton's overall presence and success in India.

Mr. Kambeyanda joined Eaton in 1995 in the Automotive Group and has held a variety of positions of increasing responsibility in engineering, quality, e-commerce, product strategy, and operations management in the U.S., Mexico, Europe and Asia. He maintains a keen international perspective on driving growth and business development in emerging markets.
Mr. Kambeyanda holds bachelor's degrees in physics and general science from Coe College in Iowa and in electrical engineering from Iowa State University. Mr. Kambeyanda also holds a master's degree in business administration from Kellogg School of Management at Northwestern University and is a Six Sigma Green Belt.
About ESAB
ESAB, a Colfax subsidiary company, is a world leading manufacturer of welding consumables, gas control solutions, welding and cutting equipment, and associated automation and software. Founded in 1904, ESAB offers products for virtually every welding and cutting process and application, and is widely recognized as the technological leader in the industry. With more than 8,700 associates and manufacturing facilities across four continents, ESAB delivers products and support services quickly and efficiently to customers around the globe.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact.

Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to, factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2015 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

Investor Contact:
Terry Ross, Vice President - Investor Relations
Colfax Corporation
301-323-9054
Terry.Ross@colfaxcorp.com

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